Luxfer Holdings Announces Fourth Quarter and Full-Year 2018 Financial Results Fourth Quarter Highlights • Net sales declined 4.5% to $110.9 million • GAAP net loss of $0.31 per share, including $22.8 million in restructuring, impairment charges and acquisition-related costs • Adjusted diluted EPS increased 66.7% to $0.40 Full Year Highlights • Net sales increased 10.6% to $487.9 million • GAAP diluted EPS increased 45.2% to $0.90 • Adjusted diluted EPS increased 64.1% to $1.69 MANCHESTER, UK — (BUSINESS WIRE) – Luxfer Holdings PLC (NYSE: LXFR), a global manufacturer of highly-engineered industrial materials, today announced financial results for its fourth quarter and full year, which ended December 31, 2018. Financial results for all periods are presented in U.S. GAAP, as the Company became a SEC domestic issuer as of January 1, 2019. To access the IFRS to GAAP financial performance bridge for the quarters and full year for 2018 and 2017, please click here. Fourth Quarter 2018 Results Consolidated net sales were $110.9 million, down 4.5% from $116.1 million due to lower shipments of disaster-relief products related to reduced hurricane activity compared to a year ago and an unfavorable foreign currency impact. GAAP net loss of $8.5 million, or $0.31 per share, compared to a net loss of $1.0 million, or $0.04 per share, in the prior-year period. Quarterly results include pre-tax restructuring and impairment charges related to the Company’s transformation programs and acquisition-related costs totaling $22.8 million for 2018, versus restructuring and impairment charges of $8.1 million for the prior quarter. Adjusted net income was $11.2 million, or $0.40 per diluted share, compared with $6.5 million, or $0.24 per diluted share, for fourth quarter 2017. Adjusted EBITDA increased 15.9% to $16.0 million from $13.8 million. Adjusted EBITDA margin of 14.4% improved 250 basis points primarily from cost reduction efforts. “The fourth quarter capped a year of high achievement across our business, including driving commercial excellence, building a high-performance culture, and progressing toward lean operations,” stated Luxfer’s Chief Executive Officer Alok Maskara. “Our focus on customer-driven innovation supported sustainable market share gains. We are also pleased on the progress of our business transformation program, having achieved more than $9 million of net cost savings in our first year of this initiative. With this strong momentum, we are increasing our targeted cost savings to $24 million from $20 million by 2021. We are now positioned to deliver $15 million of further cost reductions over the next three years. In addition, the simplification phase of our Transformation Plan is now complete with the transition to domestic issuer status. Taken together, we are well on a path to continually enhance value for all Luxfer shareholders.” 1

Full Year 2018 Results Consolidated net sales for 2018 increased 10.6% to $487.9 million from $441.3 million. Net income increased 50.6% to $25.0 million. GAAP EPS of $0.90 increased 45.2%. Full-year results include pre-tax restructuring, impairment charges and acquisition-related costs totaling $24.9 million for 2018. Adjusted diluted EPS of $1.69 increased 64.1% from $1.03 per share for 2017. Adjusted EBITDA increased 34.2% to $79.6 million and Adjusted EBITDA margin of 16.3% improved 290 basis points. Improvement in adjusted EBITDA was attributed to volume growth and successful cost reduction efforts that resulted in $9.2 million in total savings in 2018. Elektron Segment Fourth Quarter • Net sales of $54.5 million decreased 11.1%, primarily a result of lower hurricane-related sales, the timing of certain shipments and a 1.8% unfavorable foreign exchange impact, offset somewhat by continued growth in Zirconium and SoluMag products. • Adjusted EBITDA decreased 12.4% to $9.9 million from $11.3 million, and adjusted EBITDA margin declined 20 basis points to 18.2% primarily a result of lower volume. Full Year • Net sales of $249.86 million increased 13% from $221.1 million in 2017, including a 1.0% benefit from foreign currency. • Adjusted EBITDA increased 32.9% to $56.2 million from $42.3 million in 2017 and adjusted EBITDA margin of 22.5% improved 340 basis points compared to 2017. Gas Cylinders Segment Fourth Quarter • Net sales of $56.4 million increased 2.9%, primarily driven by strong demand for alternative fuel products within Europe. Sales included a 2.2% negative impact from foreign currency. Superform also contributed to growth as the business turnaround gained further momentum. • Adjusted EBITDA increased 144% to $6.1 million from $2.5 million and adjusted EBITDA margin increased 620 basis points to 10.8%, driven primarily by cost reduction efforts and volume. Full Year • Net sales of $238.13 million increased 8.12% and included a 1.0% benefit from foreign currency. • Adjusted EBITDA increased 37.6% to $23.4 million and adjusted EBITDA margin of 9.8% improved 210 basis points. Capital Resources and Liquidity As of December 31, 2018, the Company had net debt of $63.3M with a Net debt to EBITDA ratio of 0.8x. Net cash flow before financing was $22.6 million, compared with $7.1 million a year ago. For the full year, net cash flow before financing was $53.2 million, compared with $22.8 million for 2017. 2

Outlook Luxfer continues to maintain the long-term target of 8-10% growth in annual adjusted Earnings Per Share. The Company expects 2019 EPS growth at the low end of the target range given the strong 64% EPS growth in 2018 and because of expected lower shipments of disaster-relief products. “Business conditions remain firm, as we begin 2019,” stated Mr. Maskara. “Looking ahead, we have multiple opportunities to increase profit margins by driving lean manufacturing and continuing on our transformation journey. Our 2019 sales growth outlook assumes that the strong hurricane-related sales that took place in the first half of 2018 are not likely to recur in 2019. In addition, for 2019, we expect to further improve profitability by exiting lower margin product lines.” Neo Performance Materials Transaction Update As recently announced, Luxfer and Neo Performance Materials (“Neo”) have mutually agreed to terminate the transaction in which Luxfer would have acquired Neo. A link to the press release regarding this development can be found here. Luxfer’s Board of Directors Appoints New Chair and Non-Executive Member Also announced today, Luxfer’s Board of Directors has appointed David Landless as its new Chair, effective May 15, 2019, upon the previously announced retirement of Joseph Bonn. In addition, the company announced that Allisha Elliott has joined the Board as a non-executive independent director. A link to the press release announcing the appointment to Mr. Landless as Chair and addition of Allisha Elliott as a non-executive independent Board member can be found here. Conference Call Information Luxfer has scheduled a conference call at 8:30 a.m. U.S. Eastern Time on Tuesday, March 12, 2019, on which management will provide a review of the Company’s results for the fourth quarter and full year. U.S. participants may access the conference call by telephoning +1 877-341-8545. U.K. participants may call 0-800-028-8438. Participants from other countries may call +1-908-982-4601. The participant conference ID code is 8476359. The following link provides access to slides for the conference call: https://event.webcasts.com/starthere.jsp?ei=1228562&tp_key=d981925bd2 A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible until the next quarterly report is released. To hear the recording, call +1 800- 585-8367 in the U.S., 0-800-917-2646 in the U.K. and +1-404-537-3406 in other countries. Enter conference ID code 8476359 when prompted. Slides used in the presentation and a recording of the call will also be available in the investor relations section of the Luxfer website at www.luxfer.com. Non-GAAP Financial Measures Luxfer Holdings PLC prepares its financial statements using Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of 3 non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and to understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. Forward-Looking Statement This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services we offer, both domestically and internationally, including as a result of the Brexit referendum, being less favorable than expected; (iv) worldwide economic and business conditions and conditions in the industries in which we operate; (v) fluctuations in the cost of raw materials, utilities and other inputs; (vi) currency fluctuations and hedging risks; (vii) our ability to protect our intellectual property; and (viii) the significant amount of indebtedness we have incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein. The Company cautions that the foregoing list of important factors is not exhaustive. These factors are more fully discussed in the sections “Forward-Looking Statements” and “Risk factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, that was filed with the U.S. Securities and Exchange Commission on March 11, 2019. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any of them, whether because of new information, future events or otherwise. 4

About Luxfer Holdings PLC (“Luxfer”) Luxfer is a global manufacturer of highly-engineered industrial materials, which focuses on value creation by using its broad array of technical knowhow and proprietary technologies. Luxfer’s high- performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, healthcare, transportation, and general industrial settings. For more information, visit www.luxfer.com. Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR. Investor Contact: Douglas A. Fox, CFA Director, Investor Relations Cassandra Stanford Communications Specialist +1 414-269-5319 Investor.relations@luxfer.com 5

Luxfer Holdings PLC
Consolidated Statements of Income

In millions, except share and per-share data	Quarter ended December 31, 2018 (Unaudited)	Quarter ended December 31, 2017 (Unaudited)	Year ended December 31, 2018	Year ended December 31, 2017
Net sales	$ 110.9	$ 116.1	$ 487.9	$ 441.3
Cost of goods sold	(86.7)	(89.0)	(365.8)	(332.7)
Gross profit	24.2	27.1	122.1	108.6
Selling, general and administrative expenses	(13.6)	(21.6)	(60.8)	(68.1)
Research and development	(0.9)	(2.0)	(6.4)	(7.8)
Restructuring charges	(11.3)	(4.2)	(13.4)	(8.4)
Impairment charges	(7.2)	(3.7)	(7.2)	(3.7)
Acquisition related costs /credits	(4.3)	1.3	(4.3)	1.3
Operating income / (loss)	(13.1)	(3.1)	30.0	21.9
Net interest expense	(0.9)	(1.5)	(4.6)	(6.3)
Defined benefit pension credit	0.8	1.1	4.7	4.2
Income / (loss) before income taxes and equity in net earnings of affiliates	(13.2)	(3.5)	30.1	19.8
Provision / (credit) for income taxes	4.4	2.5	(5.5)	(3.3)
Income / (loss) before equity in net earnings of affiliates	(8.8)	(1.0)	24.6	16.5
Equity income / (loss) of unconsolidated affiliates	0.3	-	0.4	0.1
Net Income / (loss)	$ (8.5)	$ (1.0)	$ 25.0	$ 16.6
Weighted average number of ordinary shares				
For basic earnings per share	26,986,996	26,495,919	26,708,469	26,460,947
Exercise of share options	801,265	378,730	983,793	263,034
For diluted earnings per share	27,788,261	26,874,649	27,692,262	26,723,981
Earnings / (loss) per ordinary share				
Basic earnings / (loss) per ordinary share	(0.31)	(0.04)	0.94	0.63
Diluted earnings / (loss) per ordinary share (1)	(0.31)	(0.04)	0.90	0.62

1. The Company incurred a net loss for the fourth quarters of 2017 and 2018 and, therefore, the net loss per share has not been diluted for any potentially dilutive shares. Adjusted diluted earnings per ordinary share for the fourth quarters of 2017 and 2018, however, have been diluted for any potentially dilutive shares.

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Luxfer Holdings PLC Consolidated Balance Sheets December 31, In millions, except share and per-share data 2018 2017 Current assets Cash and cash equivalents $ 13.8 $ 12.6 Restricted cash 0.3 0.7 Accounts and other receivables, net of allowances of $3.9 and $4.1 respectively 62.7 72.4 Inventories 93.6 82.2 Investments and loans to joint ventures and other affiliates - 1.6 Other current assets 10.7 1.2 Total current assets $ 181.1 $ 170.7 Non-current assets Property, plant and equipment, net $ 106.9 $ 129.1 Goodwill 67.6 71.2 Intangibles, net 14.6 16.1 Deferred tax assets 18.6 20.8 Investments and loans to joint ventures and other affiliates 1.6 7.6 Other non-current assets - 0.3 Total assets $ 390.4 $ 415.8 Current liabilities Current maturities of long-term debt and short-term borrowings $ 3.5 $ 19.2 Accounts payable 36.9 28.4 Accrued liabilities 33.8 29.7 Taxes on income 1.6 0.3 Other current liabilities 11.9 6.4 Total current liabilities $ 87.7 $ 84.0 Non-current liabilities Long-term debt $ 73.6 $ 94.6 Pensions and other retirement benefits 40.0 55.3 Deferred tax liabilities 3.5 4.2 Other non-current liabilities 1.3 3.2 Total Liabilities $ 118.4 $ 157.3 Shareholders' equity Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2018 and 2017; issued and outstanding 29,000,000 shares for 2018 and 27,136,799 shares for 2017 $ 26.6 $ 25.3 Deferred shares of £0.0001 par value; authorized 761,845,318,444; issued and outstanding 761,835,338,444 shares for 2018 and authorized 769,423,688,000; issued and outstanding 149.9 150.9 769,413,708,000 shares for 2017 Additional paid-in capital 65.6 62.1 Treasury shares (4.3) (5.8) Own shares held by ESOP (2.2) (1.0) Retained earnings 95.3 83.7 Accumulated other comprehensive loss (146.6) (140.7) Total shareholders' equity $ 184.3 $ 174.5 Total liabilities and shareholders' equity $ 390.4 $ 415.8 7

Luxfer Holdings PLC Consolidated Statements of Cash Flows Quarter ended December 31, Year ended December 31, In millions 2018 2017 2018 2017 (Unaudited) (Unaudited) Operating activities Net income $ (8.5) $ (1.0) $ 25.0 $ 16.6 Adjustments to reconcile net income to net cash provided by (used for) operating activities Equity (income) / loss of unconsolidated affiliates (0.3) - (0.4) (0.1) Depreciation 5.1 4.5 17.8 17.0 Amortization of purchased intangible assets 0.2 0.5 1.2 1.3 Amortization of debt issuance costs (0.1) 0.1 0.3 0.6 Share-based compensation 2.9 2.3 4.8 3.1 Deferred income taxes (9.7) (4.0) 0.2 (2.7) Loss / (gain) on disposal of property, plant and equipment 0.3 0.1 0.3 0.1 Asset impairment charges 13.2 3.7 13.9 5.9 Pension and other post-retirement expense 4.5 (0.1) 0.4 0.6 Pension and other post-retirement contributions (2.3) (3.2) (12.3) (12.9) Changes in assets and liabilities, net of effects of business acquisitions Accounts and notes receivable 11.9 6.4 5.8 (11.5) Inventories (0.6) 7.6 (15.5) 4.9 Other current assets (0.1) (1.3) 1.1 1.3 Accounts payable 0.4 (3.1) 7.3 1.5 Accrued liabilities (3.6) 0.7 4.8 14.0 Other current liabilities 12.6 1.2 9.9 (2.0) Other non-current assets and liabilities (1.0) 0.9 (1.4) 1.1 Net cash provided by operating activities $ 24.9 $ 15.3 $ 63.2 $ 38.8 Investing activities Capital expenditures $ (5.7) $ (3.7) $ (13.9) $ (10.5) Proceeds from sale of property and equipment (0.1) 0.1 0.1 0.1 Proceeds from sale of businesses and other - 0.1 - 0.1 Investments in unconsolidated affiliates 0.3 (1.4) 1.1 (1.0) Acquisitions, net of cash acquired 3.2 (3.3) 2.7 (4.7) Net cash used for investing activities $ (2.3) $ (8.2) $ (10.0) $ (16.0) Financing activities Net (decrease) / increase in short term borrowings $ 3.5 $ 4.2 $ (15.7) $ 4.2 Net (repayments) / receipts of long-term borrowings (15.2) (12.0) (21.3) (13.4) Debt issuance costs - - - (0.6) Deferred consideration paid (0.8) (1.4) (0.8) (1.4) Proceeds from issue of share capital 0.3 - 6.6 — Dividends paid (3.4) (3.3) (13.4) (13.3) Share-based compensation cash paid (1.6) (0.6) (7.3) (0.6) Net cash used for financing activities $ (17.2) $ (13.1) $ (51.9) $ (25.1) Effect of exchange rate changes on cash and cash equivalents (0.2) 0.1 (0.5) 2.0 Net (decrease) / increase $ 5.2 $ (5.9) $ 0.8 $ (0.3) Cash, cash equivalents and restricted cash; beginning of year $ 8.9 $ 19.2 $ 13.3 $ 13.6 Cash, cash equivalents and restricted cash; end of year $ 14.1 $ 13.3 $ 14.1 $ 13.3 8

Luxfer Holdings PLC
Segment Information

Net sales

In millions	Quarter ended December 31, 2018 (Unaudited)	Quarter ended December 31, 2017 (Unaudited)	Year ended December 31, 2018	Year ended December 31, 2017
Elektron	$ 54.5	$ 61.3	$ 249.8	$ 221.1
Gas Cylinders	56.4	54.8	238.1	220.2
Consolidated	$ 110.9	$ 116.1	$ 487.9	$ 441.3

Operating income (GAAP)

In millions	Quarter ended December 31, 2018 (Unaudited)	Quarter ended December 31, 2017 (Unaudited)	Year ended December 31, 2018	Year ended December 31, 2017
Elektron	$ 0.5	$ 3.8	$ 34.4	$ 24.2
Gas Cylinders	$ (10.3)	$ (2.4)	$ (0.6)	$ 3.5
Unallocated	(3.3)	(4.5)	(3.8)	(5.8)
Consolidated	$ (13.1)	$ (3.1)	$ 30.0	$ 21.9

Adjusted EBITDA
(Unaudited)

In millions	Quarter ended December 31, 2018	Quarter ended December 31, 2017	Year ended December 31, 2018	Year ended December 31, 2017
Elektron	$ 9.9	$ 11.3	$ 56.2	$ 42.3
Gas Cylinders	6.1	2.5	23.4	17.0
Consolidated	$ 16.0	$ 13.8	$ 79.6	$ 59.3

Reconcilliation

In millions	Quarter ended December 31, 2018	Quarter ended December 31, 2017	Year ended December 31, 2018	Year ended December 31, 2017
Adjusted EBITDA	$ 16.0	$ 13.8	$ 79.6	$ 59.3
Other share based compensation charges	(1.7)	(1.0)	(4.8)	(2.2)
Loss on disposal of property, plant and equipment	(0.1)	-	(0.3)	-
Depreciation and amortization	(4.5)	(4.7)	(19.0)	(18.3)
Equity income of unconsolidated affiliates	(0.3)	-	(0.4)	(0.1)
Unwind of discount on deferred consideration	0.3	(0.1)	(0.2)	(0.2)
Restructuring charges	(11.3)	(4.2)	(13.4)	(8.4)
Impairment charges	(7.2)	(3.7)	(7.2)	(3.7)
Acquisition costs	(4.3)	1.3	(4.3)	1.3
Other charges	-	(4.5)	-	(5.8)
Interest and pension	(0.1)	(0.4)	0.1	(2.1)
Provision for income taxes	4.4	2.5	(5.5)	(3.3)
Equity income of unconsolidated affiliates	0.3	-	0.4	0.1
Net income	$ (8.5)	$ (1.0)	$ 25.0	$ 16.6

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